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                       COMPUTATION OF EARNINGS PER SHARE
                     (in thousands, except per share data)

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                                                                      Three Months Ended      Nine Months Ended
                                                                           March 31,              March 31,
                                                                      -------------------    -------------------
                                                                       1998        1997       1998        1997
                                                                      -------     -------    -------     -------
Basic income per share:

     Net (loss) income ...........................................    $(4,855)    $   767    $(6,256)    $ 1,931
                                                                      -------     -------    -------     -------
                                                                      -------     -------    -------     -------
Weighted average shares outstanding:
     Common stock ................................................      8,783       8,068      8,675       7,416
                                                                      -------     -------    -------     -------
                                                                      -------     -------    -------     -------

Basic (loss) income per share (pro forma for the nine
    months ended March 31, 1997) .................................    $ (0.55)    $  0.10    $ (0.72)    $  0.26
                                                                      -------     -------    -------     -------
                                                                      -------     -------    -------     -------
Diluted income per share:



     Net (loss) income ...........................................    $(4,855)    $   767    $(6,256)    $ 1,931
                                                                      -------     -------    -------     -------
                                                                      -------     -------    -------     -------

Weighted average shares outstanding:
     Common stock ................................................      8,783       8,068      8,675       7,416
     Common stock options, as if converted, only if dilutive......       --           944       --           837
                                                                      -------     -------    -------     -------
Weighted average common shares and equivalents ...................      8,783       9,012      8,675       8,253
                                                                      -------     -------    -------     -------
                                                                      -------     -------    -------     -------

Diluted  (loss) income per share (pro forma for the nine
    months ended March 31, 1997) .................................    $ (0.55)    $  0.09    $ (0.72)    $  0.23
                                                                      -------     -------    -------     -------
                                                                      -------     -------    -------     -------

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